                                                                    Exhibit 99.1

                             JOINT FILING AGREEMENT


     In accordance with Rule 16a-1(a)(3) and 16a-3(j) of the Securities Exchange Act of 1934, as amended, and General Instruction 4(b)(v) of Form 4, the undersigned hereby execute this attachment as joint filers with respect to the foregoing Statement of Changes in Beneficial Ownership regarding the shares of Class A common stock (NASDAQ: DCEL) and Class B common stock of Dobson Communications Corporation.


Dated: May 18, 2006

                                             Everett R. Dobson
                                             14201 Wireless Way
                                             Oklahoma City, OK 73134


                                             /s/ Everett R. Dobson
                                             ----------------------------------


                                             Stephen T. Dobson
                                             14201 Wireless Way
                                             Oklahoma City, OK 73134


                                             /s/ Stephen T. Dobson
                                             ----------------------------------